Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
DEX ONE CORPORATION, et al.,(1))		Case No. 13-10533 (KG)
)
Debtors.	)	(Jointly Administered)
)

DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE, 11 U.S.C. §§ 1125, 1126.  THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

KIRKLAND & ELLIS LLP		PACHULSKI STANG ZIEHL & JONES LLP
James H.M. Sprayregen, P.C. (admitted pro hac vice)		Laura Davis Jones (DE Bar No. 2436)
Marc Kieselstein, P.C. (admitted pro hac vice)		Peter J. Keane (DE Bar No. 5503)
Christopher J. Marcus, P.C. (admitted pro hac vice)		919 North Market Street, 17th Floor
601 Lexington Avenue		P.O. Box 8705
New York, New York 10022-4611		Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone:	(212) 446-4800	Telephone:	(302) 652-4100
Facsimile:	(212) 446-4900	Facsimile:	(302) 652-4400
Email:	james.sprayregen@kirkland.com	Email:	ljones@pszjlaw.com
	marc.kieselstein@kirkland.com		pkeane@pszjlaw.com
christopher.marcus@kirkland.com

Attorneys for the Debtors
and Debtors in Possession

Dated:  February 8, 2013

(1)         The Debtors, together with the last four digits of each of the Debtors’ federal tax identification number (if applicable), are:  Dex One Corporation (0040); Dex Media, Inc. (9762); Dex Media East, Inc. (5763); Dex Media West, Inc. (7004); Dex Media Service LLC (9647); Dex One Digital, Inc. (9750); Dex One Service, Inc. (0222); R.H. Donnelley Inc. (7635); R.H. Donnelley APIL, Inc. (6495); R.H. Donnelley Corporation (2490); Newdex, Inc. (1335); and Spruce Acquisition Sub, Inc. (4006).  For the purpose of these chapter 11 cases, the service address for the Debtors is:  1001 Winstead Drive, Cary, North Carolina 27513.

6.2	Special Rules for Distributions to Holders of Disputed Claims and Interests	24
6.3	Delivery of Distributions	25
6.4	Claims Paid or Payable by Third Parties	27
6.5	Setoffs	27
6.6	Allocation Between Principal and Accrued Interest	28

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		28
7.1	Disputed Claims Process	28
7.2	Prosecution of Objections to Claims and Interests	28
7.3	No Interest	28
7.4	Disallowance of Claims and Interests	29

ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN		29
8.1	Discharge of Claims and Termination of Interests	29
8.2	Releases by the Debtors	29
8.3	Releases by Holders of Claims and Interests	30
8.4	Exculpation	30
8.5	Injunction	31
8.6	Protection Against Discriminatory Treatment	31
8.7	Indemnification	31
8.8	Recoupment	31
8.9	Release of Liens	31
8.10	Reimbursement or Contribution	32

ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		32
9.1	Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2:	32
9.2	Waiver of Conditions Precedent	32
9.3	Effect of Non-Occurrence of Conditions to Consummation	33

ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		33
10.1	Modification of Plan	33
10.2	Revocation or Withdrawal of Plan	33
10.3	Confirmation of the Plan	33

ARTICLE XI RETENTION OF JURISDICTION		33

ARTICLE XII MISCELLANEOUS PROVISIONS		35
12.1	Additional Documents	35
12.2	Payment of Statutory Fees	35
12.3	Reservation of Rights	35
12.4	Successors and Assigns	35
12.5	Service of Documents	35
12.6	Term of Injunctions or Stays	36
12.7	Entire Agreement	36
12.8	Plan Supplement Exhibits	37
12.9	Non-Severability	37

LIST OF EXHIBITS

Exhibit A	Amended and Restated Dex East Secured Credit Agreement

Exhibit B	Amended and Restated Dex West Secured Credit Agreement

Exhibit C	Amended and Restated RHDI Secured Credit Agreement

Exhibit D	Merger Agreement

INTRODUCTION

Dex One and its Debtor subsidiaries in the above-captioned chapter 11 cases jointly propose this Plan.  Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding claims against and interests in each Debtor pursuant to the Bankruptcy Code.  The Debtors and the SuperMedia Debtors seek to consummate the Merger on the Effective Date of the Plan.  Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.  The classifications of claims and interests set forth in ARTICLE III shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable.  The Plan contemplates no substantive consolidation of any of the Debtors.  Reference is made to the Disclosure Statement for a discussion of the debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan, the Merger and certain related matters.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

1.1          Defined Terms

1.             “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

2.             “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

3.             “Allowed” means, as to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, as applicable, or by a Final Order.

4.             “Amended and Restated Credit Agreements” means, collectively, the Amended and Restated Dex East Secured Credit Agreement, the Amended and Restated Dex West Secured Credit Agreement and the Amended and Restated RHDI Secured Credit Agreement.

5.             “Amended and Restated Credit Documents” means, collectively, the Amended and Restated Dex East Secured Credit Documents, the Amended and Restated Dex West Secured Credit Documents and the Amended and Restated RHDI Secured Credit Documents.

6.             “Amended and Restated Dex East Secured Credit Agreement” means the Amended and Restated Credit Agreement by and among Dex East, as borrower thereunder, Dex Media, Inc., Dex One, and Dex Media Service LLC, as guarantors thereunder, the financial institutions from time to time party thereto, and  JPMorgan Chase Bank, N.A., in its capacities as administrative agent and collateral agent thereunder, to be effective on the Effective Date, in form and substance reasonably satisfactory to the Credit Agreement Agents and the Majority Documentation Lenders and in substantially the form attached to the Plan as Exhibit A.

7.             “Amended and Restated Dex East Secured Credit Documents” means, collectively, the Amended and Restated Dex East Secured Credit Agreement, each of the other Loan Documents (as defined in the Amended and Restated Dex East Secured Credit Agreement) and all other agreements, documents and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents).

8.             “Amended and Restated Dex West Secured Credit Agreement” means the Amended and Restated Credit Agreement by and among Dex West, as borrower thereunder, Dex Media, Inc., Dex One, and Dex Media Service LLC, as guarantors thereunder, the certain financial institutions from time to time party thereto, and

JPMorgan Chase Bank, N.A., in its capacities as administrative agent and collateral agent thereunder, to be effective on the Effective Date, in form and substance reasonably satisfactory to the Credit Agreement Agents and the Majority Documentation Lenders and in substantially the form attached to the Plan as Exhibit B.

9.             “Amended and Restated Dex West Secured Credit Documents” means, collectively, the Amended and Restated Dex West Secured Credit Agreement, each of the other Loan Documents (as defined in the Amended and Restated Dex West Secured Credit Agreement) and all other agreements, documents and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents).

10.          “Amended and Restated RHDI Secured Credit Agreement” means the Amended and Restated Credit Agreement by and among RHDI, as borrower thereunder, Dex One and RH Donnelley APIL, Inc., as guarantors thereunder, the financial institutions from time to time party thereto, and Deutsche Bank Trust Company Americas, in its capacities as administrative agent and collateral agent thereunder, to be effective on the Effective Date, in form and substance reasonably satisfactory to the Credit Agreement Agents and the Majority Documentation Lenders and in substantially the form attached to the Plan as Exhibit C.

11.          “Amended and Restated RHDI Secured Credit Documents” means, collectively, the Amended and Restated RHDI Secured Credit Agreement, each of the other Loan Documents (as defined in the Amended and Restated RHDI Secured Credit Agreement) and all other agreements, documents and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents).

12.          “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code.

13.          “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101—1532, as may be amended from time to time.

14.          “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

15.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

16.          “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

17.          “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

18.          “Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and any avoidance, recovery, subordination, or other actions against Insiders and/or any other Entities under the Bankruptcy Code, including Avoidance Actions) of any of the Debtors, the debtors in possession, and/or the Estates (including those actions set forth in the Plan Supplement), whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or commenced by the Reorganized Debtors after the Effective Date against any Entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

19.          “Certificate” means any instrument evidencing a Claim or an Interest, provided, “Certificate” includes no instrument issued pursuant to, or evidencing a Claim under, any Credit Agreement.

20.          “Chapter 11 Cases” means the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

21.          “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

22.          “Claims and Solicitation Agent” means the claims and solicitation agent the Debtors may retain in the Chapter 11 Cases pursuant to order of the Bankruptcy Court.

23.          “Claims Register” means the official register of Claims against or Interests in the Debtors maintained by the Claims and Solicitation Agent.

24.          “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

25.          “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

26.          “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

27.          “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

28.          “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Lender Disclosure Statement and the Shareholder Disclosure Statement, which order shall be in form and substance reasonably satisfactory to the Credit Agreement Agents.

29.          “Consummation” means the occurrence of the Effective Date.

30.          “Credit Agreements” means, collectively, the Dex East Secured Credit Agreement, the Dex West Secured Credit Agreement, or the RHDI Secured Credit Agreement.

31.          “Credit Agreement Agent” means, as applicable, the Dex East Administrative Agent, the Dex West Administrative Agent, or the RHDI Administrative Agent.

32.          “Creditor” has the meaning set forth in section 101(10) of the Bankruptcy Code.

33.          “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default which is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

34.          “Debtors” means, collectively, each of the following:  Dex One; Dex Media, Inc.; Dex Media East, Inc.; Dex Media West, Inc.; Dex Media Service LLC; Dex One Digital, Inc.; Dex One Service, Inc.; R.H. Donnelley Inc.; R.H. Donnelley APIL, Inc.; R.H. Donnelley Corporation; Newdex, Inc.; and Spruce Acquisition Sub, Inc.

35.          “Designated Employee Benefit Plans” means the employee benefit plans designated by the Debtors, with the consent of the SuperMedia Debtors, on or before the Effective Date.

36.          “Dex East” means Dex Media East, Inc.

37.          “Dex East Administrative Agent” means JPMorgan Chase Bank, N.A. or its successor, in its capacities as administrative agent and collateral agent under the Dex East Secured Credit Facility Documents.

38.          “Dex East Cash Collateral Order” means, collectively, the interim order and, if applicable, the Final Order entered by the Bankruptcy Court authorizing Dex East and certain of the other Debtors to use the Dex East Secured Lenders’ collateral (including cash collateral) and granting adequate protection to the Dex East Secured Lenders, which orders shall be in form and substance reasonably satisfactory to the Credit Agreement Agents.

39.          “Dex East Cash Management Arrangement” means any “Specified Cash Management Arrangement”, as defined in the Dex East Guarantee and Collateral Agreement.

40.          “Dex East Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of October 24, 2007 and as amended and restated on January 29, 2010, among Dex East, the other Debtors party thereto and the Dex East Administrative Agent.

41.          “Dex East Secured Credit Agreement” means the credit agreement, dated as of October 24, 2007, and as amended and restated on January 29, 2010 and further amended thereafter, by and among Dex East, as borrower thereunder, Dex One, Dex West, Dex Media, Inc., the Dex East Secured Lenders party thereto from time to time, the Dex East Administrative Agent and the other agents and arrangers party thereto.

42.          “Dex East Secured Credit Facility Claim” means any Claim arising under, derived from, or based upon the Dex East Secured Credit Facility Documents.

43.          “Dex East Secured Credit Facility Documents” means, collectively, (a) the Dex East Secured Credit Agreement, (b) all other agreements, documents and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents), (c) any Dex East Specified Cash Management Arrangement and (d) any Dex East Specified Swap Agreement.

44.          “Dex East Secured Lenders” means the “Secured Parties”, as defined in the Dex East Secured Credit Agreement.

45.          “Dex East Specified Swap Agreement” means any “Specified Swap Agreement”, as defined in the Dex East Guarantee and Collateral Agreement.

46.          “Dex One” means Dex One Corporation.

47.          “Dex One Interest” means any Interest in Dex One.

48.          “Dex One Support Agreement” means the Support and Limited Waiver Agreement, dated as of December 5, 2012, by and among the Debtors, each of the Credit Agreement Agents and the Dex East Secured Lenders, Dex West Secured Lenders, and RHDI Secured Lenders party thereto from time to time.

49.          “Dex Secured Credit Facility Documents” means, collectively, (a) the Dex East Secured Credit Facility Documents, (b) the Dex West Secured Credit Facility Documents and (c) the RHDI Secured Credit Facility Documents.

50.          “Dex West” means Dex Media West, Inc.

51.          “Dex West Administrative Agent” means JPMorgan Chase Bank, N.A. or its successor, in its capacities as administrative agent and collateral agent under the Dex West Secured Credit Facility Documents.

52.          “Dex West Cash Collateral Order” means, collectively, the interim order and, if applicable, the Final Order entered by the Bankruptcy Court authorizing Dex West and certain of the other Debtors to use the Dex

West Secured Lenders’ collateral (including cash collateral) and granting adequate protection to the Dex West Secured Lenders, which orders shall be in form and substance reasonably satisfactory to the Credit Agreement Agents.

53.          “Dex West Cash Management Arrangement” means any “Specified Cash Management Arrangement”, as defined in the Dex West Guarantee and Collateral Agreement.

54.          “Dex West Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of June 6, 2008 and as amended and restated on January 29, 2010, among Dex West, the other Debtors party thereto and the Dex West Administrative Agent.

55.          “Dex West Secured Credit Agreement” means the credit agreement, dated as of June 6, 2008, and as amended and restated on January 29, 2010 and further amended thereafter, by and among Dex West, as borrower thereunder, Dex One, Dex Media Inc., the Dex West Secured Lenders party thereto from time to time, the Dex West Administrative Agent and the other agents and arrangers party thereto.

56.          “Dex West Secured Credit Facility Claim” means any Claim arising under, derived from, or based upon the Dex West Secured Credit Facility Documents.

57.          “Dex West Secured Credit Facility Documents” means, collectively, (a) the Dex West Secured Credit Agreement, (b) all other agreements, documents and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents), (c) any Dex West Cash Management Arrangement and (d) any Dex West Specified Swap Agreement.

58.          “Dex West Secured Lenders” means the “Secured Parties”, as defined in the Dex West Secured Credit Agreement.

59.          “Dex West Specified Swap Agreement” means any “Specified Swap Agreement”, as defined in the Dex West Guarantee and Collateral Agreement.

60.          “Disclosure Statement” means either the Lender Disclosure Statement or the Shareholder Disclosure Statement, as applicable.

61.          “Disputed” means, as to a Claim or an Interest, a Claim or an Interest: (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, as applicable, or a Final Order; or (c) with respect to which a party in interest has filed a proof of claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

62.          “Distribution Agent” means Newdex or any Entity Newdex selects to make or to facilitate distributions in accordance with the Plan.

63.          “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or Newdex, in their sole discretion, on or after the Effective Date, upon which the Distribution Agent shall make distributions to holders of Allowed Claims and Interests entitled to receive distributions under the Plan; provided that Distribution Dates shall occur no less frequently than every 30 days after the Effective Date, as necessary.

64.          “Distribution Record Date” means the Effective Date; provided the Distribution Record Date is April 15, 2013 regarding any interest payment under the Senior Subordinated Notes Indenture due and payable as of the Effective Date.

65.          “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 have been satisfied or waived in accordance with Section 9.2.

66.          “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

67.          “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

68.          “Estate” means the bankruptcy estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

69.          “Exculpated Claim” means any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ in court or out-of-court efforts to implement the Transaction, the Chapter 11 Cases, the Dex One Support Agreement, the formulation, preparation, solicitation, dissemination, negotiation, or filing of the Lender Disclosure Statement, the Shareholder Disclosure Statement or Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the Dex One Support Agreement, the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan.

70.          “Exculpated Party” means each of the following in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the SuperMedia Debtors; and (d) with respect to each of the foregoing Entities in clauses (a) through (c), such Entity’s successors and assigns and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals.

71.          “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

72.          “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

73.          “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

74.          “General Unsecured Claim” means any Claim other than an Administrative Claim, a Professional Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a RHDI Secured Credit Facility Claim, a Dex West Secured Credit Facility Claim, a Dex East Secured Credit Facility Claim, a Senior Subordinated Notes Claim, and a Section 510(b) Claim.

75.          “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

76.          “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is not Unimpaired.

77.          “Indenture Trustee” means the indenture trustee of the Senior Subordinated Notes.

78.          “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

79.          “Intercompany Contract” means a contract between or among two or more Debtors or a contract between or among one or more Affiliates and one or more Debtors.

80.          “Intercompany Interest” means an Interest held by a Debtor or an Affiliate.

81.          “Interest” means any Equity Security of a Debtor existing immediately prior to the Effective Date.

82.                               “Lender Disclosure Statement” means the disclosure statement for the Plan provided to the Dex East Secured Lenders, Dex West Secured Lenders, and RHDI Secured Lenders as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

83.                               “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

84.                               “Majority Documentation Lenders” means, if the Dex One Support Agreement has not been terminated, as of any date of determination, the majority by number of the Consenting Lenders (as defined in the Dex One Support Agreement) set forth on Schedule 2 to the Dex One Support Agreement excluding the Credit Agreement Agents (and, for the avoidance of doubt, not such Consenting Lenders’ successors or assigns and not any Consenting Lender that is no longer bound by the Dex One Support Agreement pursuant to the terms thereof) that exercise their consent or approval rights as of such date of determination in accordance with the terms of the Dex One Support Agreement.

85.                               “Merger” means the merger of Dex One and its subsidiaries with SuperMedia and its subsidiaries in accordance with the Merger Agreement and the Plan.

86.                               “Merger Agreement” means the amended and restated agreement and plan of merger, dated December 5, 2012, by and among Dex One, SuperMedia, Newdex, Inc., and Spruce Acquisition Sub, Inc., as may be amended from time to time, attached hereto as Exhibit D.

87.                               “Newdex” means the Reorganized Debtors’ ultimate parent company upon consummation of the Merger.

88.                               “Newdex Board” means Newdex’s initial board of directors.

89.                               “Newdex Bylaws” means Newdex’s bylaws, substantially in the form contained in the Merger Agreement.

90.                               “Newdex Charter” means Newdex’s amended and restated certificate of incorporation, substantially in the form contained in the Merger Agreement.

91.                               “Newdex Common Stock” means Newdex’s authorized shares of common stock on the Effective Date, par value $0.001 per share.

92.                               “Option” has the meaning set forth in Section 4.16(b) herein.

93.                               “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

94.                               “Other Secured Claim” means any Secured Claim other than the following:  (a) a RHDI Secured Credit Facility Claim; (b) a Dex West Secured Credit Facility Claim; (c) a Dex East Secured Credit Facility Claim; or (d) a Secured Tax Claim.  For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

95.                               “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

96.                               “Petition Date” means the date on which each of the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

97.                               “Plan” means this chapter 11 plan, as it may be altered, amended, modified, or supplemented from time to time, including the Plan Supplement and all exhibits, supplements, appendices, and schedules.

98.                               “Plan Supplement” means any compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be filed by the Debtors no later than 10 Business Days after the Petition Date or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement.

99.                               “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

100.                        “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

101.                        “Professional” means an Entity:  (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

102.                        “Professional Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

103.                        “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

104.                        “Rejection Schedule” means the schedule of Executory Contracts and Unexpired Leases in the Plan Supplement, as may be amended from time to time, setting forth certain Executory Contracts and Unexpired Leases for rejection as of the Effective Date under section 365 of the Bankruptcy Code.

105.                        “Released Party” means each of the following in its capacity as such:  (a) the Debtors; (b) the RHDI Secured Lenders and the RHDI Administrative Agent; (c) the Dex East Secured Lenders and the Dex East Administrative Agent; (d) the Dex West Secured Lenders and the Dex West Administrative Agent; and (e) with respect to each of the foregoing Entities in clauses (a) through (d), such Entity’s successors and assigns, and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals.

106.                        “Releasing Parties” means each of the following in its capacity as such:  (a) the RHDI Secured Lenders and the RHDI Administrative Agent; (b) the Dex East Secured Lenders and the Dex East Administrative Agent; (c) the Dex West Secured Lenders and the Dex West Administrative Agent; and (d) without limiting the foregoing clauses (a), (b), and (c), each holder of a Claim or an Interest other than a holder of a Claim or an Interest that has voted to reject the Plan or is a member of a Class that is deemed to reject the Plan.

107.                        “Reorganized Debtor” means a Debtor, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

108.                        “Restructuring Transactions” means the transactions, including the Merger, described in Section 4.16.

109.                        “RHDI” means R.H. Donnelley Inc.

110.                        “RHDI Administrative Agent” means Deutsche Bank Trust Company Americas or its successor, in its capacities as administrative agent and collateral agent under the RHDI Secured Credit Facility Documents.

111.                        “RHDI Cash Management Arrangement” means any “Specified Cash Management Arrangement”, as defined in the RHDI Guarantee and Collateral Agreement.

112.                        “RHDI Guarantee and Collateral Agreement” means the Third Amended Guarantee and Collateral Agreement, dated as of January 29, 2010, among RHDI, the other Debtors party thereto and the RHDI Administrative Agent.

113.                        “RHDI Cash Collateral Order” means, collectively, the interim order and, if applicable, the Final Order entered by the Bankruptcy Court authorizing RHDI and certain of the other Debtors to use the RHDI Secured Lenders’ collateral (including cash collateral) and granting adequate protection to the RHDI Secured Lenders, which orders shall be in form and substance reasonably satisfactory to the Credit Agreement Agents.

114.                        “RHDI Secured Credit Agreement” means the third amended and restated credit agreement, dated January 29, 2010 and further amended thereafter, by and among RHDI, as borrower thereunder, Dex One,  the RHDI Secured Lenders party thereto from time to time, the RHDI Administrative Agent and the other agents and arrangers party thereto.

115.                        “RHDI Secured Credit Facility Claim” means any Claim arising under, derived from, or based upon the RHDI Secured Credit Facility Documents.

116.                        “RHDI Secured Credit Facility Documents” means, collectively, (a) the RHDI Secured Credit Agreement, (b) all other agreements, documents and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents), (c) any RHDI Cash Management Arrangement and (d) any RHDI Specific Swap Agreement.

117.                        “RHDI Secured Lenders” means the “Secured Parties” (as defined in the RHDI Secured Credit Agreement).

118.                        “RHDI Specified Swap Agreement” means any “Specified Swap Agreement” (as defined in the RHDI Guarantee and Collateral Agreement).

119.                        “Section 510(b) Claim” means any Claim against the Debtors arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

120.                        “Secured Claim” means a Claim:  (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

121.                        “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

122.                        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a—77aa, or any similar federal, state, or local law.

123.                        “Security” has the meaning set forth in section 2(a)(1) of the Securities Act. For the avoidance of doubt, no Credit Agreement or Amended and Restated Credit Agreement, or any loan or Claim thereunder, or any note or other instrument issued in connection therewith, is, or shall be deemed to be, a Security.

124.                        “Senior Subordinated Notes” means the Dex One 12%/14% senior subordinated notes due 2017, issued on January 29, 2010.

125.                        “Senior Subordinated Notes Claim” means any Claim arising under, derived from, or based upon the Senior Subordinated Notes.

126.                        “Senior Subordinated Noteholders” means holders of the Senior Subordinated Notes.

127.                        “Senior Subordinated Notes Indenture” means the Indenture, dated January 29, 2010, among The Bank of New York Mellon, as trustee, and Dex One as the issuer, which Indenture governs the Senior Subordinated Notes.

128.                        “Servicer” means an indenture trustee, agent, or other authorized representative of holders of Claims or Interests.

129.                        “Shareholder Disclosure Statement” means the combined Form S-4 regarding the Merger filed with the United States Securities and Exchange Commission and disclosure statement for the Plan, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

130.                        “SuperMedia” means SuperMedia Inc.

131.                        “SuperMedia Chapter 11 Cases” means the procedurally consolidated chapter 11 cases, if any, filed by the SuperMedia Debtors in the Bankruptcy Court in accordance with the SuperMedia Support Agreement and the Merger Agreement.

132.                        “SuperMedia Confirmation Order” means the order of the Bankruptcy Court confirming the SuperMedia Plan under section 1129 of the Bankruptcy Code and approving the SuperMedia Disclosure Statement in the SuperMedia Chapter 11 Cases, if filed.

133.                        “SuperMedia Debtors” means, collectively, each of the following:  SuperMedia Inc.; SuperMedia LLC; SuperMedia Services Inc.; and SuperMedia Sales Inc.

134.                        “SuperMedia Plan” means the chapter 11 plan filed in the SuperMedia Chapter 11 Cases in accordance with the SuperMedia Support Agreement and Merger Agreement.

135.                        “SuperMedia Support Agreement” means the Support and Limited Waiver Agreement, dated as of December 5, 2012, by and among the SuperMedia Debtors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the SuperMedia senior secured credit agreement, and the lenders under the credit agreement from time to time party to such Support and Limited Waiver Agreement.

136.                        “Transaction” means the Merger and the transactions related thereto including the entry into and delivery and effectiveness of the Amended and Restated Credit Agreements and other Amended and Restated Credit Documents.

137.                        “Unclaimed Distribution”  means any distribution under the Plan on account of an Allowed Claim or Interest to a holder that has not:  (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

138.                        “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

139.                        “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

1.2                               Rules of Interpretation

For purposes of the Plan:  (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.3                               Computation of Time

Bankruptcy Rule 9006(a) applies in computing any period of time prescribed or allowed herein.

1.4                               Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

1.5                               Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

1.6                               Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

ARTICLE II
ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in ARTICLE III.

2.1                               Administrative Claims

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either:  (a) on the Effective Date, or as soon as practicable thereafter; (b) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims without any further action by the holders of such Allowed Administrative Claims.

2.2                               Professional Claims

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date.  The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code.  The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Court Allows.  From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

2.3                               Priority Tax Claims

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive on the Effective Date, or as soon as practicable thereafter, from the respective Debtor liable for such Allowed Priority Tax Claim, payment in Cash in an amount equal to the amount of such Allowed Priority Tax Claim.  To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1                               Classification of Claims and Interests

This Plan constitutes a separate Plan proposed by each Debtor.  Except for the Claims addressed in ARTICLE II, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Below is a chart assigning each Class a number for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights
1	Secured Tax Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Other Priority Claims	Unimpaired	Presumed to Accept
4	Senior Subordinated Notes Claims	Unimpaired	Presumed to Accept
5	Dex East Secured Credit Facility Claims	Impaired	Entitled to Vote
6	Dex West Secured Credit Facility Claims	Impaired	Entitled to Vote
7	RHDI Secured Credit Facility Claims	Impaired	Entitled to Vote
8	General Unsecured Claims	Unimpaired	Presumed to Accept
9	Dex One Interests	Impaired	Entitled to Vote
10	Intercompany Interests	Unimpaired	Presumed to Accept

Class	Claim or Interest	Status	Voting Rights
11	Section 510(b) Claims	Impaired	Deemed to Reject

3.2                               Treatment of Classes of Claims and Interests

Except to the extent that a holder of an Allowed Claim or Interest, as applicable, agrees to a less favorable treatment, such holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Interest.  Unless otherwise indicated, the holder of an Allowed Claim or Interest, as applicable, shall receive such treatment on the Effective Date, or as soon as practicable thereafter.

(a)                                 Class 1 — Secured Tax Claims

(1)                                 Classification:  Class 1 consists of any Secured Tax Claims against any Debtor.

(2)                                 Treatment:  Each holder of an Allowed Class 1 Claim shall receive, as applicable:

A.                                    If the Allowed Class 1 Claim is due and payable on or before the Effective Date, Cash in an amount equal to such Allowed Class 1 Claim; or

B.                                    If the Allowed Class 1 Claim is not due and payable on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

(3)                                 Voting:  Class 1 is Unimpaired.  Holders of Allowed Class 1 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Plan.

(b)                                 Class 2 — Other Secured Claims

(1)                                 Classification:  Class 2 consists of any Other Secured Claims against any Debtor.

(2)                                 Treatment:  Each holder of an Allowed Class 2 Claim shall, at the sole option of the Debtors or the Reorganized Debtors, as applicable:

A.                                    have its Allowed Class 2 Claim reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code; or

B.                                    receive the collateral securing its Allowed Class 2 Claim and any interest on such Allowed Class 2 Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code.

(3)                                 Voting:  Class 2 is Unimpaired.  Holders of Allowed Class 2 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Plan.

(c)                                  Class 3 — Other Priority Claims

(1)                                 Classification:  Class 3 consists of any Other Priority Claims against any Debtor.

(2)                                 Treatment:  Each holder of an Allowed Class 3 Claim shall be paid in full in Cash.

(3)                                 Voting:  Class 3 is Unimpaired. Holders of Allowed Class 3 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 3 Claims are not entitled to vote to accept or reject the Plan.

(d)                                 Class 4 — Senior Subordinated Notes Claims

(1)                                 Classification:  Class 4 consists of any Senior Subordinated Notes Claims.

(2)                                 Allowance:  On the Effective Date, Class 4 Claims shall be Allowed in the aggregate principal amount of $219,707,502, plus any accrued but unpaid interest thereon payable at the non-default interest rate in accordance with the Senior Subordinated Notes Indenture.

(3)                                 Treatment:  Each holder of an Allowed Class 4 Claim shall have its Allowed Class 4 Claim reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

(4)                                 Voting:  Class 4 is Unimpaired.  Holders of Allowed Class 4 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 4 Claims are not entitled to vote to accept or reject the Plan.

(e)                                  Class 5 — Dex East Secured Credit Facility Claims

(1)                                 Classification:  Class 5 consists of all Dex East Secured Credit Facility Claims.

(2)                                 Allowance:  On the Effective Date, Class 5 Claims shall be Allowed, and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization or offset, in the aggregate principal amount of $540,875,487, plus (A) any accrued but unpaid interest payable at the non-default interest rate in accordance with the Dex East Secured Credit Agreement, (B) any unpaid fees, expenses or other amounts that constitute Obligations (other than principal) under and as defined in the Dex East Secured Credit Agreement, (C) any unpaid adequate protection payments required to be paid pursuant to the terms of the Dex East Cash Collateral Order and (D) to the extent applicable, any unpaid amounts required to be paid pursuant to a Dex East Specified Swap Agreement or a Dex East Cash Management Arrangement, less any amortization or other payments of principal paid by the Debtors after December 31, 2012, or during the pendency of the Chapter 11 Cases pursuant to the terms of the Dex East Secured Credit Agreement or the Dex East Cash Collateral Order.

(3)                                 Treatment:  On the Effective Date, each holder of an Allowed Class 5 Claim shall receive:

A.                                    in satisfaction of such holder’s Allowed Class 5 Claim (other than the portion of the Allowed Class 5 Claim which directly arises under, is derived from or is based upon a Dex East Specified Swap Agreement or a Dex East Cash Management Arrangement) (a) its Pro Rata share of the loans under the Amended and Restated Dex East Secured Credit Agreement and (b) Cash in an amount equal to such holder’s Pro Rata share of any outstanding amounts described in clauses (A), (B) or (C) of the immediately foregoing paragraph (e)(2), to the extent such amounts are owed to a lender under the Dex East Secured Credit Agreement or the Dex East Cash Collateral Order; and

B.                                    in satisfaction of the portion (if any) of such holder’s Allowed Class 5 Claim that directly arises under, is derived from or is based upon a Dex East Specified

Swap Agreement or a Dex East Cash Management Arrangement, Cash in an amount equal to such partial Claim amount.

(4)                                 Voting:  Class 5 is Impaired.  Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

(f)                                   Class 6 — Dex West Secured Credit Facility Claims

(1)                                 Classification:  Class 6 consists of all Dex West Secured Credit Facility Claims.

(2)                                 Allowance:  On the Effective Date, Class 6 Claims shall be Allowed, and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization or offset, in the aggregate principal amount of $503,232,404, plus (A) any accrued but unpaid interest payable at the non-default interest rate in accordance with the Dex West Secured Credit Agreement, (B) any unpaid fees, expenses or other amounts that constitute Obligations (other than principal) under and as defined in the Dex West Secured Credit Agreement, (C) any unpaid adequate protection payments required to be paid pursuant to the terms of the Dex West Cash Collateral Order and (D) to the extent applicable, any unpaid amounts required to be paid pursuant to a Dex West Specified Swap Agreement or a Dex West Cash Management Arrangement, less any amortization or other payments of principal paid by the Debtors after December 31, 2012, or during the pendency of the Chapter 11 Cases pursuant to the terms of the Dex West Secured Credit Agreement or the Dex West Cash Collateral Order.

(3)                                 Treatment:  On the Effective Date, each holder of an Allowed Class 6 Claim shall receive:

A.                                    in satisfaction of such holder’s Allowed Class 6 Claim (other than the portion of the Allowed Class 6 Claim which directly arises under, is derived from or is based upon a Dex West Specified Swap Agreement or a Dex West Cash Management Arrangement) (a) its Pro Rata share of the loans under the Amended and Restated Dex West Secured Credit Agreement and (b) Cash in an amount equal to such holder’s Pro Rata share of any outstanding amounts described in clauses (A), (B) or (C) of the immediately foregoing paragraph (f)(2), to the extent such amounts are owed to a lender under the Dex West Secured Credit Agreement or the Dex West Cash Collateral Order; and

B.                                    in satisfaction of the portion (if any) of such holder’s Allowed Class 6 Claim that directly arises under, is derived from or is based upon a Dex West Specified Swap Agreement or a Dex West Cash Management Arrangement, Cash in an amount equal to such partial Claim amount.

(4)                                 Voting:  Class 6 is Impaired.  Holders of Allowed Class 6 Claims are entitled to vote to accept or reject the Plan.

(g)                                  Class 7 — RHDI Secured Credit Facility Claims

(1)                                 Classification:  Class 7 consists of all RHDI Secured Credit Facility Claims.

(2)                                 Allowance:  On the Effective Date, Class 7 Claims shall be Allowed, and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization or offset,  in the aggregate principal amount of $782,499,573, plus (A) any accrued but unpaid interest payable at the non-default interest rate in accordance with the RHDI Secured Credit Agreement, (B) any unpaid fees, expenses or other amounts that constitute Obligations (other than principal) under and as defined in the RHDI Secured

Credit Agreement, (C) any unpaid adequate protection payments required to be paid pursuant to the terms of the RHDI Cash Collateral Order and (D) to the extent applicable, any unpaid amounts required to be paid pursuant to an RHDI Specified Swap Agreement or an RHDI Cash Management Arrangement, less any amortization or other payments of principal paid by the Debtors after December 31, 2012, or during the pendency of the Chapter 11 Cases pursuant to the terms of the RHDI Secured Credit Agreement or the RHDI Cash Collateral Order.

(3)                                 Treatment:  On the Effective Date, each holder of an Allowed Class 7 Claim shall receive:

A.                                    in satisfaction of such holder’s Allowed Class 7 Claim (other than the portion of the Allowed Class 7 Claim which directly arises under, is derived from or is based upon an RHDI Specified Swap Agreement or an RHDI Cash Management Arrangement) (a) its Pro Rata share of the loans under the Amended and Restated RHDI Secured Credit Agreement and (b) Cash in an amount equal to such holder’s Pro Rata share of any outstanding amounts described in clauses (A), (B) or (C) of the immediately foregoing paragraph (g)(2), to the extent such amounts are owed to a lender under the RHDI Secured Credit Agreement or the RHDI Cash Collateral Order; and

B.                                    in satisfaction of the portion (if any) of such holder’s Allowed Class 7 Claim that directly arises under, is derived from or is based upon an RHDI Specified Swap Agreement or an RHDI Cash Management Arrangement, Cash in an amount equal to such partial Claim amount.

(4)                                 Voting:  Class 7 is Impaired.  Holders of Allowed Class 7 Claims are entitled to vote to accept or reject the Plan.

(h)                                 Class 8 — General Unsecured Claims

(1)                                 Classification:  Class 8 consists of any General Unsecured Claims against any Debtor.

(2)                                 Treatment:  Each holder of an Allowed Class 8 Claim shall receive Cash in an amount equal to such Allowed Class 8 Claim on the later of the Effective Date or in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Class 8 Claim.

(3)                                 Voting:  Class 8 is Unimpaired.  Holders of Allowed Class 8 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 8 Claims are not entitled to vote to accept or reject the Plan.

(i)                                     Class 9 — Dex One Interests

(1)                                 Classification:  Class 9 consists of any Dex One Interests.

(2)                                 Treatment:  Upon consummation of the Merger, each holder of an Allowed Class 9 Interest shall receive 0.2 shares of Newdex Common Stock for each of its Allowed Class 9 Interests.

(3)                                 Voting:  Class 9 is Impaired.  Holders of Allowed Class 9 Interests are entitled to vote to accept or reject the Plan.

(j)                                    Class 10 — Intercompany Interests

(1)                                 Classification:  Class 10 consists of any Intercompany Interests.

(2)                                 Treatment:  Each holder of an Allowed Class 10 Interest shall have its Allowed Class 10 Interest left unaltered and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

(3)                                 Voting:  Class 10 is Unimpaired.  Holders of Allowed Class 10 Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 10 Interests are not entitled to vote to accept or reject the Plan.

(k)                                 Class 11 — Section 510(b) Claims

(1)                                 Classification:  Class 11 consists of any Section 510(b) Claims against any Debtor.

(2)                                 Allowance:  Notwithstanding anything in the Plan to the contrary, a Class 11 Claim, if existing, may only become Allowed by Final Order of the Bankruptcy Court.  The Debtors are not aware of any asserted Class 11 Claim and believe that no Class 11 Claim exists.

(3)                                 Treatment:  A holder of an Allowed Class 11 Claim shall, in the Reorganized Debtors’ sole discretion, (A) receive Cash in the full amount of its Allowed Class 11 Claim or (B) be treated as if such holder held a number of Allowed Class 9 Interests instead of its Allowed Class 11 Claim equal in value to the amount of its Allowed Class 11 Claim.

(4)                                 Voting:  Class 11 is Impaired.  Holders (if any) of Allowed Class 11 Claims are conclusively presumed to have rejected the Plan.  Holders (if any) of Allowed Class 11 Claims are not entitled to vote to accept or reject the Plan.

3.3                               Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

ARTICLE IV

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

4.1                               General Settlement of Claims

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests.

4.2                               Newdex Common Stock

The issuance of Newdex Common Stock, including any options for the purchase thereof and equity awards associated therewith, is authorized without the need for any further corporate action or without any further action by the Debtors or Newdex, as applicable.  The Newdex Charter shall authorize the issuance and distribution on the Effective Date of shares of Newdex Common Stock to the Distribution Agent for the benefit of holders of Allowed Interests in Class 9, subject to the Debtors’ exercise of the Option described in Section 4.16(b).  All of the shares of

Newdex Common Stock issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

Newdex shall use its commercially reasonable efforts to obtain approval of the Newdex Common Stock for listing on the New York Stock Exchange or the NASDAQ Stock Market on, or as soon as reasonably practicable after, the Effective Date.

4.3                               Amended and Restated Credit Documents. (a). On the Effective Date, each of the Reorganized Debtors shall execute and deliver (1) each of the Amended and Restated Credit Agreements to which such Reorganized Debtor is contemplated to be a party and (2) all other Amended and Restated Credit Documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date.  The Amended and Restated Credit Agreements and all such other Amended and Restated Credit Documents that are contemplated to become effective on the Effective Date shall become so effective in accordance with their terms and the Plan.  On the Effective Date, (1) each holder of a Dex East Secured Credit Facility Claim shall automatically be deemed a party to the Amended and Restated Dex East Secured Credit Agreement, (2) each holder of a Dex West Secured Credit Facility Claim shall automatically be deemed a party to the Amended and Restated Dex West Secured Credit Agreement, and (3) each holder of an RHDI Secured Credit Facility Claim shall automatically be deemed a party to the Amended and Restated RHDI Secured Credit Agreement.

(b)                                 Holders of Dex East Secured Credit Facility Claims, Dex West Secured Credit Facility Claims and RHDI Secured Credit Facility Claims have, pursuant to the Dex Secured Credit Facility Documents, and shall have valid, binding and enforceable Liens on the collateral specified in the Dex Secured Credit Facility Documents and the Amended and Restated Dex East Secured Credit Documents, the Amended and Restated Dex West Secured Credit Documents and the Amended and Restated RHDI Secured Credit Documents, respectively.  The guarantees, mortgages, pledges, liens and other security interests previously granted pursuant to the Dex Secured Credit Facility Documents and, if applicable, granted pursuant to each of the Amended and Restated Credit Documents have been and are granted in good faith as an inducement to the holders of the Dex East Secured Credit Facility Claims, the Dex West Secured Credit Facility Claims and the RHDI Secured Credit Facility Claims to agree to the treatment contemplated by the Plan and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such liens and security interests shall be as set forth in the respective Dex Secured Credit Facility Documents and the respective Amended and Restated Credit Documents (and the claims and obligations arising under the Senior Subordinated Notes shall continue to be subordinate to the claims and obligations arising under each of the Amended and Restated Credit Documents, as applicable, and subject to the terms of the Amended and Restated Credit Documents, and any subordination agreement, if any, in effect prior to the Effective Date with respect to such subordination shall continue in full force and effect).

4.4                               Offering and Issuance of Newdex Common Stock

The offering, issuance, and distribution of any Securities, including the Newdex Common Stock, pursuant to the Plan will be in compliance with the registration requirements of the Securities Act or exempt from the registration requirements of section 5 therein pursuant to section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable.  In addition, under section 1145 of the Bankruptcy Code, if applicable, any Securities issued under the Plan will be freely transferable under the Securities Act by the recipients thereof, subject to:  (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval.

4.5                               Subordination

The allowance, classification, and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and the Plan shall recognize and implement any such rights.  Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

4.6                               Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, including in connection with the Merger, or in any agreement, instrument, or other document incorporated in the Plan (including the Amended and Restated Credit Documents), on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.7                               Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided herein (including as otherwise provided with respect to the Senior Subordinated Notes Indenture, the Amended and Restated Credit Agreements and any contracts evidencing transactions described in Section 3.2(h)(2)), all notes, instruments, Certificates, and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors or Reorganized Debtors and the non-Debtor Affiliates thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders to receive distributions under the Plan and (b) allowing and preserving the rights of the Dex East Administrative Agent, the Dex West Administrative Agent, the RHDI Administrative Agent, and any Servicer, as applicable, to make distributions on account of Claims and Interests as provided in ARTICLE VI.

4.8                               Issuance of New Securities; Execution of Plan Documents

Except as otherwise provided herein, on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall issue all Securities, notes, instruments, Certificates, and other documents required to be issued under the Plan.

4.9                               Corporate Action

Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors, whether taken prior to or as of the Effective Date, including the Merger, shall be authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable.  Such actions may include:  (a) the adoption and filing of the Newdex Charter and Newdex Bylaws; (b) the appointment of the Newdex Board; and (c) the authorization, issuance, and distribution of Newdex Common Stock and other Securities to be authorized, issued, and distributed pursuant to the Plan.

4.10                        Charter and Bylaws

The Debtors’ respective certificates of incorporation and bylaws (and other formation documents relating to limited liability companies) shall be amended as may be required to be consistent with the provisions of the Plan, the Amended and Restated Credit Documents and the Bankruptcy Code.  Newdex’s certificate of incorporation shall be amended to, among other things:  (a) authorize the issuance of the shares of Newdex Common Stock and (b) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting Equity Securities.  After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other constituent documents as permitted by the laws of its respective jurisdiction of formation and its respective charter and bylaws.

4.11                        Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Merger, the Amended and Restated Credit Documents and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

4.12                        Section 1146(a) Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

4.13                        Directors and Officers

On the Effective Date, the Newdex Board will comprise 10 members including:  (a) five current Dex One non-employee directors designated by Dex One, including Alan F. Schultz as Chairman of the Newdex Board; (b) four current SuperMedia non-employee directors designated by SuperMedia; and (c) Peter McDonald, the current Chief Executive Officer and President of SuperMedia, as President and Chief Executive Officer of Newdex.  On the Effective Date, the terms of the current members of the board of directors and the appointment of the officers of Dex One shall terminate, and the terms of the current members of the board of directors of Newdex and the appointment of the current President and Chief Executive Officer of Newdex shall terminate. Otherwise, on the Effective Date, the existing officers and directors of the Debtors, including Newdex, shall serve in their current capacities in the Reorganized Debtors.  From and after the Effective Date, each director or officer of the Reorganized Debtors shall serve pursuant to the terms of their respective charters and bylaws or other constituent documents, and applicable state corporation law.  In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the Newdex Board and any Person proposed to serve as an officer of Newdex shall have been disclosed at or before the Confirmation Hearing.

4.14                        Incentive Plans and Employee and Retiree Benefits

Except as otherwise provided herein, on and after the Effective Date, subject to any Final Order, the Reorganized Debtors shall:  (a) amend, adopt, assume and/or honor in the ordinary course of business, any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plan, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order.  Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

4.15                        Preservation of Rights of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan

Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

4.16                        Restructuring Transactions

(a)                                 The Restructuring Transactions

On the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, may take such actions, in their sole discretion, including as set forth below, as are necessary or appropriate to effect the Merger in accordance with the terms of the Merger Agreement and the Plan.  Such actions shall include:

(1)                                 Dex One merging with and into Newdex, with Newdex surviving the merger;

(2)                                 immediately thereafter, Spruce Acquisition Sub, Inc. merging with and into SuperMedia, with SuperMedia surviving the merger as a wholly owned subsidiary of Newdex;

(3)                                 immediately thereafter, only if the Option set forth in Section 4.16(b) is exercised, the distribution of stock in accordance with Section 4.16(b); and

(4)                                 immediately thereafter, the entry into, delivery of and effectiveness of the Amended and Restated Credit Agreements and the other Amended and Restated Credit Documents contemplated to be effective or delivered on the Effective Date.

(b)                                 Option to Distribute Newdex Common Stock

Notwithstanding anything to the contrary in the Merger Agreement or this Plan, the Debtors, with the consent of the SuperMedia Debtors, shall have the option on the Effective Date to issue and distribute Newdex Common Stock to the Distribution Agent for the benefit of the Designated Employee Benefit Plans in an amount necessary to give rise to an ownership change as defined in 26 U.S.C. § 382(g) (but in no event to exceed 10% of the Newdex Common Stock issued on the Effective Date) (the “Option”).

(c)                                  Additional Restructuring Transactions and Actions

Without limiting the foregoing, on the Effective Date, the Debtors or the Reorganized Debtors may enter into the following transactions and take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the

Reorganized Debtors, as and to the extent provided therein.  The Restructuring Transactions may include one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions as may be determined by the Debtors or the Reorganized Debtors, as applicable, to be necessary or appropriate.  The actions to effect the Restructuring Transactions may include:  (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Amended and Restated Credit Documents; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Amended and Restated Credit Documents and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1                               Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless any such Executory Contract or Unexpired Lease:  (a) is listed on the Rejection Schedule; (b) has been previously assumed or rejected by the Debtors by Final Order or has been assumed or rejected by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; or (c) is the subject of a motion to assume or reject pending as of the Effective Date.  The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates or to the SuperMedia Debtors.  The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions, assignments, and rejections.

Except as otherwise provided herein or agreed to by the Debtors with the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated hereunder.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.2                               Cure of Defaults and Objections to Cure and Assumption

The Debtors or Reorganized Debtors, as applicable, shall pay Cures on the Effective Date or as soon as practicable thereafter.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtors or Reorganized Debtors must be filed with the Claims and Solicitation Agent on or before 30 days after the Effective Date.  Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.  Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure.  The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court.

In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be filed with the Bankruptcy Court on or before 30 days after the Effective Date.  Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely filed.  Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is a dispute regarding Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.  The Debtors or Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease within 45 days after a Final Order resolving an objection to assumption or determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease, is entered.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

5.3                               Pre-existing Payment and Other Obligations

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors, as applicable, under such contract or lease.  In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide:  (a) payment to the contracting Debtors or Reorganized Debtors, as applicable, of outstanding and future amounts owing thereto under or in connection with rejected Executory Contracts or Unexpired Leases or (b) warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected Executory Contracts.

5.4                               Rejection Damages Claims and Objections to Rejections

Pursuant to section 502(g) of the Bankruptcy Code, counterparties to Executory Contracts or Unexpired Leases that are rejected shall have the right to assert Claims, if any, on account of the rejection of such contracts and leases.  Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of Executory Contracts and Unexpired Leases pursuant to the Plan must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Confirmation Date or the effective date of rejection.  Any such Proofs of Claim that are not timely filed shall be disallowed without the need for any further notice to or action, order, or approval of the Bankruptcy Court.  Such Proofs of Claim shall be forever barred, estopped, and enjoined from assertion.  Moreover, such Proofs of Claim shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged notwithstanding anything in a Proof of Claim to the contrary.  All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as Class 8 - General Unsecured Claims against the applicable Debtor counterparty thereto.

5.5                               Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date

Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

5.6                               Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1                               Distributions on Account of Claims and Interests Allowed as of the Effective Date

(a)                                 Delivery of Distributions in General

Except as otherwise provided in the Plan, a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors (as the case may be) and the holder of the applicable Claim or Interest, on the first Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims and Interests; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (2) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in accordance with Sections 2.3 and 3.2(a)(2), respectively.  To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.  Distribution Dates shall occur no less frequently than every 30 days, as necessary in the Reorganized Debtors’ sole discretion, after the Effective Date.

6.2                               Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties:  (1) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order and (2) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged.  Any dividends or other distributions arising from property distributed to holders of Allowed Claims or Interests, as applicable, in a Class and paid to such holders under the Plan shall be paid also, in the applicable amounts, to any holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims or Interests in such Class.

6.3                               Delivery of Distributions

(a)                                 Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record holders, if any, listed on the Claims Register as of the close of business on the Distribution Record Date.  Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate, is transferred less than 20 days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

(b)                                 Distribution Process

The Distribution Agent shall make all distributions required under the Plan, except that distributions to holders of Allowed Claims or Interests governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement.  Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims and Interests, including Claims and Interests that become Allowed after the Distribution Record Date, shall be made to holders of record as of the Distribution Record Date by the Distribution Agent or a Servicer, as appropriate:  (1) to the address of such holder as set forth in the books and records of the applicable Debtor (or if the Debtors have been notified in writing, on or before the date that is 14 days before the Effective Date, of a change of address, to the changed address); (2) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, if no address exists in the Debtors books and records, no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address on or before the date that is 14 days before the Effective Date; or (3) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf.  Notwithstanding anything to the contrary in the Plan, including this Section 6.3(b), distributions under the Plan to holders of Dex East Secured Credit Facility Claims, Dex West Secured Credit Facility Claims and RHDI Secured Credit Facility Claims shall be made to, or to Entities at the direction of, the Dex East Administrative Agent, Dex West Administrative Agent and the RHDI Administrative Agent, respectively, in accordance with the terms of the Plan and the Dex East Secured Credit Agreement, Dex West Secured Credit Agreement and the RHDI Secured Credit Agreement, respectively.  The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

(c)                                  Accrual of Dividends and Other Rights

For purposes of determining the accrual of dividends or other rights after the Effective Date, Newdex Common Stock shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided, however, the Reorganized Debtors shall not pay any such dividends or distribute such other rights, if any, until after distributions of Newdex Common Stock actually take place.

(d)                                 Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.  The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

(e)                                  Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(f)                                   Fractional, Undeliverable, and Unclaimed Distributions

(1)                                 Fractional Distributions.  The Distribution Agent shall make distributions of fractions of shares of Newdex Common Stock, as applicable.  The Distribution Agent shall not make distributions or payments of fractions of dollars.  Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

(2)                                 Undeliverable Distributions.  If any distribution to a holder of an Allowed Claim or Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder unless and until such Distribution Agent is notified in writing of such holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such holder on the next Distribution Date.  Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to Section 6.3(f)(3), and shall not be supplemented with any interest, dividends, or other accruals of any kind.

(3)                                 Reversion.  Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is Newdex Common Stock, shall be deemed cancelled.  Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

(g)                                  Surrender of Cancelled Instruments or Securities

On the Effective Date or as soon as practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim or Interest is governed by an agreement and administered by a Servicer).  Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate.  No distribution of property pursuant to the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Distribution Agent or the Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent or the Servicer pursuant to the provisions of Section 6.3(h).  Any holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent or the Servicer prior to the first anniversary of the Effective Date shall have its Claim or Interest discharged with no further action, be forever barred from asserting any such Claim or Interest against the relevant Reorganized Debtor or its property, be deemed to have forfeited all rights, and Claims and Interests with respect to such Certificate, and not participate in any distribution under the Plan; furthermore, all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat, abandoned, or unclaimed property law to the contrary.  Notwithstanding the foregoing paragraph, this Section 6.3(g) shall not apply to any Claims and Interests reinstated pursuant to the terms of the Plan.

(h)                                 Lost, Stolen, Mutilated, or Destroyed Securities

Any holder of Allowed Claims or Interests evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent or Servicer, if applicable, an affidavit of loss acceptable to the Distribution Agent or Servicer setting forth the unavailability of the Certificate and such additional indemnity as may be required reasonably by the Distribution Agent or Servicer to hold the Distribution Agent or Servicer harmless from any damages, liabilities, or costs incurred in treating such holder as a holder of an Allowed Claim or Interest.  Upon compliance with this procedure by a holder of an Allowed Claim or Interest evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.

6.4                               Claims Paid or Payable by Third Parties

(a)                                 Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

(b)                                 Claims Payable by Insurance Carriers

Other than with respect to the Dex East Secured Credit Facility Claims, the Dex West Secured Credit Facility Claims or the RHDI Secured Credit Facility Claims, no distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  Other than with respect to the Dex East Secured Credit Facility Claims, the Dex West Secured Credit Facility Claims or the RHDI Secured Credit Facility Claims, to the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Claims and Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)                                  Applicability of Insurance Policies

Except as otherwise provided herein, distributions to holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

6.5                               Setoffs

Except as otherwise expressly provided for herein (including with respect to any Dex East Secured Credit Facility Claims, Dex West Secured Credit Facility Claims, RHDI Secured Credit Facility Claims or Claims with respect to letters of credit as provided in the definition of Other Secured Claims), each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of

Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder.  In no event shall any holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor, as applicable, unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 or otherwise.

6.6                               Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

7.1                               Disputed Claims Process Except as otherwise provided herein, if a party files a proof of claim and the Debtors or Reorganized Debtors, as applicable, do not determine in their sole discretion, and without the need for notice to or action, order or approval of the Bankruptcy Court, that the Claim subject to such proof of claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this ARTICLE VII.  Except as otherwise provided herein, all proofs of claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

7.2                               Prosecution of Objections to Claims and Interests

Except insofar as a Claim or Interest is Allowed under the Plan, the Debtors, the Reorganized Debtors or any other party in interest shall be entitled to object to the Claim or Interest.  Any objections to Claims and Interests shall be served and filed on or before the 120th day after the Effective Date or by such later date as ordered by the Bankruptcy Court.  All Claims and Interests not objected to by the end of such 120-day period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.  For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.15.

7.3                               No Interest

Unless otherwise specifically provided for in the Plan or by order of the Bankruptcy Court (including pursuant to the Dex East Cash Collateral Order, the Dex West Cash Collateral Order or the RHDI Cash Collateral Order), postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

7.4                               Disallowance of Claims and Interests

All Claims and Interests of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code

shall be disallowed if:  (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

ARTICLE VIII

EFFECT OF CONFIRMATION OF THE PLAN

8.1                               Discharge of Claims and Termination of Interests

Except as otherwise provided for herein and effective as of the Effective Date:  (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

8.2                               Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for herein, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, and liabilities whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could possibly have been asserted directly or indirectly on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, the Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases, the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreements and other agreements reflecting long-term indebtedness), the Dex One Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan and Disclosure Statement or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, other than Claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the Reorganized Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.2, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is:  (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.2; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors asserting any Claim or Cause of Action released by this Section 8.2.

8.3                               Releases by Holders of Claims and Interests

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Debtors, the Reorganized Debtors, the Estates, and the Released Parties from any and all Claims, Interests, obligations, rights, liabilities, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and actions against any Entities under the Bankruptcy Code) whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the Credit Agreements and other agreements reflecting long-term indebtedness), the Dex One Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date of the Plan.  Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.3, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is:  (a) in exchange for the good and valuable consideration provided by the Debtors, the Reorganized Debtors, the Estates, and the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.3; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Entity granting a release under this Section 8.3 from asserting any Claim or Cause of Action released by this Section 8.3.

8.4                               Exculpation

No Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim or any obligation, Cause of Action, or liability for any Exculpated Claim; provided, however, that the foregoing “exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to, or in connection with, the Plan.  The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of acceptances and rejections of the Plan and the making of distributions pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violation of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

8.5                               Injunction

Except as otherwise provided herein or for obligations issued pursuant hereto, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 8.2 or Section 8.3, discharged pursuant to Section 8.1, or are subject to exculpation pursuant to Section 8.4 are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties:  (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated, or settled pursuant to the Plan.

8.6                               Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

8.7                               Indemnification

On and from the Effective Date, and except as prohibited by applicable law, the Reorganized Debtors shall assume or reinstate, as applicable, all indemnification obligations in place as of the Effective Date (whether in by-laws, certificates of incorporation, board resolutions, contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, other professionals and agents of the Debtors and such current and former directors’, officers’, managers’, and employees’ respective Affiliates.

8.8                               Recoupment

In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

8.9                               Release of Liens

Except (a) with respect to the Liens securing the Dex East Secured Credit Facility Claims, Dex West Secured Credit Facility Claims or the RHDI Secured Credit Facility Claims, (b) with respect to the Liens securing the Secured Tax Claims or Other Secured Claims (depending on the treatment of such Claims), or (c) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

8.10                        Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective

Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent or (b) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1                               Conditions Precedent to the Effective Date.  It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2:

(a)                                 the Confirmation Order shall have been entered, and such order shall not have been stayed, modified, or vacated on appeal;

(b)                                 if the SuperMedia Chapter 11 Cases have been filed, the SuperMedia Confirmation Order shall have been entered by the Bankruptcy Court, and such order shall not have been stayed, modified, or vacated on appeal;

(c)                                  the Merger shall have been consummated, and all conditions set forth in Article VII of the Merger Agreement shall have been satisfied (and not waived);

(d)                                 all respective conditions precedent to the consummation of each of the Amended and Restated Dex East Secured Credit Agreement, the Amended and Restated Dex West Secured Credit Agreement, and the Amended and Restated RHDI Secured Credit Agreement shall have been waived or satisfied in accordance with the respective terms thereof;

(e)                                  if the SuperMedia Chapter 11 Cases have been filed, the effective date of the SuperMedia Plan shall have occurred in accordance with the terms thereof concurrently with the occurrence of the Effective Date;

(f)                                   all fees and expenses of the Credit Agreement Agents, including the fees and expenses of counsel and the financial advisors to the Credit Agreement Agents, shall have been paid in full in cash; and

(g)                                  all documents and agreements necessary to implement the Plan shall have:  (1) all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements; (2) been tendered for delivery to the required parties and, to the extent required, filed with and approved by any applicable Governmental Units in accordance with applicable laws; and (3) been effected or executed.

9.2                               Waiver of Conditions Precedent

The Debtors, with the prior written consent of each Credit Agreement Agent, which may not be unreasonably withheld, may waive any of the conditions to the Effective Date set forth in Section 9.1 at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

9.3                               Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall:  (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

10.1                        Modification of Plan

Effective as of the date hereof:  (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order, subject to the limitations set forth herein and, if effective, the Dex One Support Agreement; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, subject to the limitations set forth herein and, if effective, the Dex One Support Agreement.

10.2                        Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then:  (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

10.3                        Confirmation of the Plan

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.  The Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE XI

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.                                      allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.                                      decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.                                      resolve any matters related to Executory Contracts or Unexpired Leases, including:  (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amendment, modification, or supplement, after the Effective Date, pursuant to ARTICLE V, of the list of

Executory Contracts and Unexpired Leases to be rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4.                                      ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.                                      adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.                                      enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan or the Confirmation Order, including contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7.                                      enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.                                      grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.                                      issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10.                               hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including:  (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Section 6.4(a); (b) with respect to the releases, injunctions, and other provisions contained in ARTICLE VIII, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan or the Confirmation Order, or any Entity’s obligations incurred in connection with the Plan or the Confirmation Order, including those arising under agreements, documents, or instruments executed in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

11.                               enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12.                               consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13.                               hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

14.                               enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15.                               enforce all orders previously entered by the Bankruptcy Court; and

16.                               hear any other matter not inconsistent with the Bankruptcy Code.

After the Effective Date, notwithstanding anything in this ARTICLE XI to the contrary, any disputes arising under the Amended and Restated Credit Documents will be governed by the jurisdictional provisions therein.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1                        Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

12.2                        Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

12.3                        Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

12.4                        Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

12.5                        Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	Dex Media Inc. 1001 Winstead Drive Cary, North Carolina 27513 Attn.: Mark W. Hianik

Counsel to Debtors

Pachulski Stang Ziehl & Jones LLP
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
Attn.:                 Laura Davis Jones
                                                Peter J. Keane

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4611
Attn.:                 Marc Kieselstein, P.C.
                                                Christopher J. Marcus, P.C.

Counsel to the Credit Agreement Agents

Richards, Layton & Finger, P.A.

One Rodney Square

920 N. King Street

Wilmington, Delaware 19801

Attn:                   Mark Collins, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn:                    Steve Fuhrman, Esq.

             Sandy Qusba, Esq.

Counsel to SuperMedia

Young Conaway Stargatt &
Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Attn:                    Pauline K. Morgan

Cleary Gottlieb Steen &
Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attn:                    Sean A. O’Neal

United States Trustee	Office of the United States Trustee for the District of Delaware 844 King Street, Suite 2207 Wilmington, Delaware 19801 Attn.: Richard Schepacarter

12.6                        Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.7                        Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.8                        Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from www.epiq11.com/dexone or the Bankruptcy Court’s website at www.deb.uscourts.gov.  Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

12.9                        Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is:  (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent.

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Dated: February 8, 2013	DEX ONE CORPORATION on behalf of itself and all other Debtors

/s/ Alfred T. Mockett
Alfred T. Mockett Chief Executive Officer 1001 Winstead Drive Cary, North Ccarolia 27513

EXHIBIT A

AMENDED AND RESTATED DEX EAST SECURED CREDIT AGREEMENT

EXHIBIT B

AMENDED AND RESTATED DEX WEST SECURED CREDIT AGREEMENT

EXHIBIT C

AMENDED AND RESTATED RHDI SECURED CREDIT AGREEMENT

EXHIBIT D

MERGER AGREEMENT